Exhibit 3.1(b)

090503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number
Barbara K. Cegavske	20160354727-27
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/10/2016 8:00 AM
	Entity Number C17408-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Quest Resource Holding Corporation

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _____
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional) Date: August 10, 2016 Time: 5:00 p.m. Eastern Time

(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 1-5-15

PHX 331,773,375v1

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Quest Resource Holding Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

The Second Amended and Restated Articles of Incorporation have been amended and restated in their entirety, including Articles 1 through 7.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99.14%

4. Effective date and time of filing: (optional) Date: August 10, 2016 Time: 5:00 p.m. Eastern Time
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

PHX 331,773,684v1

THIRD AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

QUEST RESOURCE HOLDING CORPORATION

1. Name.  The name of the corporation is Quest Resource Holding Corporation (the “Corporation”).

2. Purpose.  The purpose for which this Corporation is organized is the transaction of any lawful business for which corporations may be incorporated under the laws of Nevada, as they may be amended from time to time.

3. Total Shares Authorized to Issue.  The Corporation is authorized to issue two classes of stock to be designated as “Common Stock” and “Preferred Stock,”  The total number of shares of Common Stock which the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, par value $0.001 per share.  The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million Shares (10,000,000) shares, par value $0.001 per share, to be designated in classes or series and the number of each class or series and the voting powers, designations, preferences, limitations, restrictions, relative rights, and distinguishing designation of each class or series of stock as the Board of Directors shall determine in its sole discretion.

Upon the effectiveness of these Third Amended and Restated Articles of Incorporation (the “Effective Date”), each eight (8) shares of Common Stock, par value $0.001, of this Corporation’s issued and outstanding Common Stock at the close of business on the Effective Date shall be converted into one (1) share of fully paid and nonassessable Common Stock of the Corporation, without change in the aggregate number of shares of Common Stock the Corporation shall be authorized to issue pursuant to this Article 3.  Each stockholder (the “Qualifying Stockholders”) who would be entitled to a fraction of a share of Common Stock as a result of the conversion (the “Share Fraction”) will not be issued a certificate for such Share Fraction but in exchange for the cancellation of their Share Fraction each Qualifying Stockholder will receive one (1) share of fully paid and nonassessable Common Stock.

4. Statutory Agent.  The name and address of the statutory agent of the Corporation is CSC Services of Nevada, Inc., 2215-B Renaissance Drive, Las Vegas, Nevada 89119.

5. Board of Directors.  The business and affairs of the Corporation shall be conducted by a Board of Directors.  The number of directors of the Corporation shall be fixed as set forth in the bylaws of the Corporation and may be increased or decreased from time to time by resolution of the Board of Directors.  The Board of Directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III.  Class I directors shall serve until the 2019 meeting of stockholders; Class II directors shall serve until the 2017 meeting of stockholders; and Class III directors shall serve until the 2018 meeting of stockholders.  Directors of each class, the term of which shall then expire, shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In the case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.  Any director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified or until their earlier death, resignation, disqualification, or removal.

6. Limitation of Liability.  To the fullest extent permitted by the Nevada Revised Statutes, as the same exist or may hereafter be amended, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.  No repeal, amendment, or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment, or modification.

7. Amendments.  The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

EXECUTED this 10th day of August, 2016.

By: /s/ Laurie L. Latham

Laurie L. Latham

Senior Vice President and Chief Financial Officer